SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                   FORM 8-K/A


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: March 13, 1998


                         MARKETING SERVICES GROUP, INC.
                         -----------------------------
               (Exact name of Registrant as specified in charter)


        Nevada                       0-16730                    88-0085608
        ------                       -------                    ----------
   (State or other            (Commission File No.)          (I.R.S. Employer
    jurisdiction of                                         Identification No.)
    incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, integration of operations of the Registrant and MMI (as defined below) and the risks and uncertainties described in reports and other documents previously filed by the Registrant with the Securities and Exchange Commission.

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------
On December 8, 1997, Marketing Services Group, Inc. ("MSGI") entered into a stock purchase agreement (the "Agreement") effective December 1, 1997 to acquire all of the issued and outstanding capital stock (the "Shares") of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. (collectively "MMI") from Stephen M. Reustle and Thomas R. Kellogg (the "Sellers"). The closing date of the Agreement was December 29, 1997. In consideration of the purchase of the Shares and other transactions contemplated in the Agreement, the Sellers received the aggregate sum of $6,000,000 and an aggregate of 222,222 restricted shares of common stock of MSGI, par value $.01 per share, at an agreed upon price of $4.50 per share.

MMI was founded in 1973 and specializes in providing list management, list brokerage and media planning services to national publishing and fundraising clients in the direct marketing industry, including magazines, continuity clubs, membership groups and catalog buyers.

On December 31, 1997 the Company filed a Current Report on Form 8-K to report the Agreement. At that time, the financial statements of MMI and the pro forma financial information were not available. The purpose of this amendment is to file such information.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------
(a)      Financial  Statements of Businesses  Acquired  (included  herein):
    (i)  Independent Auditor's Report, dated December 10, 1997
   (ii)  Combined Balance Sheet as of December 31, 1996
  (iii) Combined Statements of Operations for the Years ended December 31, 1996 and 1995
   (iv) Combined Statements of Changes in Shareholders' Equity for the Years ended December 31, 1996 and 1995
    (v) Combined Statements of Cash Flows for the Years ended December 31, 1997 and 1996
   (vi)  Notes to Combined Financial Statements
  (vii) Condensed Combined Statements of Operations for the Nine Months ended September 30, 1997 and 1996 (unaudited)
 (viii) Condensed Combined Statements of Cash Flows for the Nine Months ended September 30, 1997 and 1996 (unaudited)
   (ix) Notes to the Unaudited Condensed Combined Financial Statements for the Nine Months ended September 30, 1997 and 1996

(b)      Unaudited Pro Forma Condensed Combined Financial Information
         (included herein)
    (i) Pro Forma Condensed Combined Statements of Operations for the Six Months ended December 31, 1997
   (ii) Pro Forma Condensed Combined Statements of Operations for the Year ended June 30, 1997
  (iii)  Notes to Pro Forma Condensed Combined Statements of Operations

(c) Exhibits previously filed December 31, 1997:

          2.1 Stock Purchase Agreement among Marketing Services Group, Inc., Stephen M. Reustle and Thomas R. Kellogg

         10.1 Form of Employment Agreement by and among Marketing Services Group, Inc. and Stephen M. Reustle

         20.1   Press Release dated December 30, 1997



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MARKETING SERVICES GROUP, INC.

Date: March 13, 1998                       By:    /s/ Scott Anderson
      --------------                              ------------------
                                           Title: Chief Financial Officer

                             MEDIA MARKETPLACE, INC.
                                       AND
                                    AFFILIATE


                                    Combined
                              Financial Statements
                           December 31, 1996 and 1995


                                    CONTENTS


      INDEPENDENT AUDITOR'S REPORT                                       5

      COMBINED FINANCIAL STATEMENTS
           Combined Balance Sheet                                        6
           Combined Statements of Operations                             7
           Combined Statements of Changes in Shareholders' Equity        8
           Combined Statements of Cash Flows                             9
           Notes to Combined Financial Statements                      10-12

Independent Auditor's Report


To the Shareholders
Media Marketplace, Inc. and Affiliate
Newtown, Pennsylvania


We have audited the accompanying combined balance sheet of Media Marketplace, Inc. and Affiliate as of December 31, 1996, and the related combined statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Media Marketplace, Inc. and Affiliate as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.




                                          /s/ Kreischer, Miller & Co.
                                          ---------------------------


Horsham, Pennsylvania
December 10, 1997

MEDIA MARKETPLACE, INC. AND AFFILIATE

Combined Balance Sheet
December 31, 1996
----------------------

ASSETS
Current assets:
       Cash and cash equivalents ..............................    $  1,126,556
       Accounts receivable, less allowance for doubtful
           accounts of $125,335 ...............................       9,821,704
       Prepaid expenses .......................................          34,190
                                                                   ------------
           Total current assets ...............................      10,982,450

Property and equipment, net of accumulated depreciation .......         219,819
                                                                   ------------
           TOTAL ASSETS .......................................    $ 11,202,269
                                                                   ============

LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
       Notes payable - officers ...............................    $    300,000
       Current obligation under capital lease .................          13,309
       Accounts payable - trade ...............................      10,380,845
       Accrued expenses .......................................         246,012
                                                                   ------------
           Total current liabilities ..........................      10,940,166
Obligation under capital lease ................................           4,698
                                                                   ------------
           Total liabilities ..................................      10,944,864
                                                                   ------------
Shareholders' equity:
       Common stock ...........................................              70
       Additional paid-in capital .............................         476,753
       Accumulated deficit ....................................        (219,418)
                                                                   ------------
           Total shareholders' equity .........................         257,405
                                                                   ------------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........    $ 11,202,269
                                                                   ============


See accompanying notes to financial statements.

MEDIA MARKETPLACE, INC. AND AFFILIATE

Combined Statements of Operations
Years Ended December 31, 1996 and 1995
--------------------------------------

                                                      1996             1995
                                                  ------------     ------------
Sales:
    Brokerage ...............................     $ 14,713,790     $ 17,220,203
    Management ..............................       17,677,992       17,500,686
    Media planning ..........................        1,246,905          893,378
    Advertiser representation ...............          461,479            8,014
                                                  ------------     ------------
                                                    34,100,166       35,622,281
                                                  ------------     ------------

Cost of goods sold:
    Brokerage ...............................       12,713,937       14,835,317
    Management ..............................       15,428,424       15,160,142
    Media planning ..........................        1,125,469          785,703
    Advertiser representation ...............          369,817            6,578
                                                  ------------     ------------
                                                    29,637,647       30,787,740
                                                  ------------     ------------
       Gross profit .........................        4,462,519        4,834,541
                                                  ------------     ------------

Operating expenses:
    Personnel ...............................        3,239,462        3,564,608
    Facilities ..............................          438,076          433,790
    Selling, general and administrative .....          744,614          836,250
                                                  ------------     ------------
       Total operating expenses .............        4,422,152        4,834,648
                                                  ------------     ------------

Income (loss) from operations ...............           40,367             (107)

Interest income, net ........................           46,484           57,942

Other income ................................                            11,029
                                                  ------------     ------------
Net income ..................................     $     86,851     $     68,864
                                                  ============     ============



See accompanying notes to financial statements.

MEDIA MARKETPLACE, INC. AND AFFILIATE

Combined Statements of Changes in Shareholders' Equity
Years Ended December 31, 1996 and 1995
------------------------------------------------------

                                            Additional
                                 Common      Paid-In    Accumulated
                                 Stock       Capital      Deficit       Total
                               ---------    ---------    ---------    ---------

Balance at December 31, 1994   $     103    $ 486,997    $(300,133)   $ 186,967

Issuance of common stock ...           2       74,998                    75,000

Net income .................                                68,864       68,864

Distribution to shareholders                               (75,000)     (75,000)
                               ---------    ---------    ---------    ---------

Balance at December 31, 1995         105      561,995     (306,269)     255,831

Retirement of common stock .         (35)     (85,242)                  (85,277)

Net income .................                                86,851       86,851
                               ---------    ---------    ---------    ---------

Balance at December 31, 1996   $      70    $ 476,753    $(219,418)   $ 257,405
                               =========    =========    =========    =========



See accompanying notes to financial statements.

MEDIA MARKETPLACE, INC. AND AFFILIATE

Combined Statements of Cash Flows
Years Ended December 31, 1996 and 1995
--------------------------------------

                                                                      1996          1995
                                                                  -----------    -----------
Cash flows from operating activities:
   Net income .................................................   $    86,851    $    68,864
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation .............................................       108,324         98,681
     Decrease (increase) in:
        Accounts receivable ...................................     1,934,593        803,984
        Prepaid expenses ......................................        12,283         (2,033)
     Increase (decrease) in:
        Accounts payable - trade ..............................    (1,050,635)      (714,915)
        Accrued expenses ......................................      (422,043)       388,283
                                                                  -----------    -----------
            Net cash provided by operating activities .........       669,373        642,864
                                                                  -----------    -----------

Cash flows from investing activities:
   Purchase of property and equipment .........................       (50,502)      (169,733)
                                                                  -----------    -----------

Cash flows from financing activities:
   Proceeds of note payable - bank ............................       550,000        200,000
   Repayment of note payable - bank ...........................      (750,000)
   Proceeds from notes payable - officers .....................       300,000
   Repayment of notes payable - officers ......................                     (357,160)
   Repayment of obligation under capital lease ................       (12,475)       (11,691)
   Issuance of common stock ...................................                       75,000
   Retirement of common stock .................................       (85,277)
   Distribution to shareholders ...............................                      (75,000)
                                                                  -----------    -----------
            Net cash provided by (used in) financing activities         2,248       (168,851)
                                                                  -----------    -----------
Net increase in cash and cash equivalents .....................       621,119        304,280

Cash and cash equivalents, beginning of year ..................       505,437        201,157
                                                                  -----------    -----------
Cash and cash equivalents, end of year ........................   $ 1,126,556    $   505,437
                                                                  ===========    ===========

Supplemental disclosures of cash flow information:
     Interest paid during the year ............................   $    27,279    $    23,679
                                                                  ===========    ===========


See accompanying notes to financial statements

MEDIA MARKETPLACE, INC. AND AFFILIATE

Notes to Combined Financial Statements
December 31, 1996 and 1995
--------------------------------------


1.  Principles of Combination and Nature of Business
----------------------------------------------------
The accompanying combined financial statements of Media Marketplace, Inc. and Affiliate (the Company) include the accounts of Media Marketplace, Inc., and Media Marketplace Media Division, Inc., which have common stockholders. All significant intercompany accounts and transactions have been eliminated. The Company provides brokerage, management and consulting services related to mailing lists.


2.  Summary of Significant Accounting Policies
----------------------------------------------

Revenue Recognition:

List brokerage revenue is recognized upon receipt of verification of the quantity mailed. List management revenue is recognized when the mailing list is shipped to the customer. Media planning revenue is recognized on the "on sale" date of the magazine. Advertiser's representation revenue is recognized upon completion of services and collection of proceeds.

Cash and Cash Equivalents:

The Company includes all cash accounts and highly liquid investments purchased with a maturity of three months or less in cash and cash equivalents.

The Company places its temporary cash investments with financial institutions. At times, such investments may be in excess of the FDIC insurance limits.

Property and Equipment:

Property and equipment are stated at cost and are depreciated using accelerated methods over the assets' useful lives.

Maintenance and repairs are expensed as incurred and costs of improvements are capitalized. Gains and losses on the disposition of assets are included in operations.

Income Taxes:

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and similar provisions of Pennsylvania tax law. Therefore, there is no provision for federal or state income taxes in the accompanying financial statements, because the tax effect of earnings from operations will be reflected on the personal tax returns of the shareholders.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk:

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards (SFAS) No. 105, consist primarily of trade accounts receivable.

The Company's accounts receivable are dispersed nationally among commercial entities.


3.  Property and Equipment
--------------------------
Property and equipment consists of the following:
                                                               Estimated
                                                1996          Useful Life
                                                ----          -----------
        Office equipment                      $ 605,363         5 years
        Furniture and fixtures                  275,277         7 years
        Leasehold improvements                    7,667        31.5 years
                                              ---------
                                                888,307
        Less:  accumulated depreciation        (668,488)
                                              ---------
                                              $ 219,819
                                              =========

Depreciation expense for the years ended December 31, 1996 and 1995 was $108,324 and $98,681, respectively.


4.  Note Payable - Bank
-----------------------
The Company had available a $750,000 line of credit with interest payable monthly at the bank's prime rate (8.25% at December 31, 1996) plus 1/4%. The line of credit was due on demand and was collateralized by certain assets of the Company. There were no borrowings outstanding at December 31, 1996.

Subsequent to year-end and as a result of the sale of the  Company's  stock (see
Note 10), the bank's line of credit was terminated.


5.  Related Party Transactions
------------------------------
At December 31, 1996, the Company had notes payable to the officers of the Company of $300,000. These notes were subordinated to the line of credit and were payable upon termination of the line of credit. Interest was paid on the notes annually at the rate of prime plus 1%.

Subsequent to year-end and as a result of the sale of the  Company's  stock (see
Note 10), one $150,000 note was contributed to the capital of the Company, and the other $150,000 note is due in 36 monthly payments with interest at prime plus 1%.


6.  Capital Lease Obligation
----------------------------
In May 1993, the Company leased computer equipment under a 60 month lease which is classified as a capital lease. Terms of the lease include monthly lease payments of $1,174 plus the option to purchase the equipment at the end of the lease. The aggregate minimum lease payments consist of the following at December 31, 1996:

                            1997                      $ 14,084
                            1998                         4,759
                                                      --------
      Total minimum lease payments                      18,843
          Less:  amount representing interest             (836)
                                                      --------
      Present value of minimum lease payments           18,007
          Less:  current portion                       (13,309)
                                                      --------
      Long term portion                               $  4,698
                                                      ========


7.  Operating Lease Commitments
-------------------------------
The Company rents office space under a 60 month operating lease which expires May 1, 1998. The lease may be renewed at the end of the lease term for an additional period of five years. Rental expense was $151,801 and $135,668 for the years ended December 31, 1996 and 1995, respectively. Future minimum lease payments as of December 31, 1996 are as follows:

                       1997                     $ 140,672
                       1998                        46,890
                                                ---------
           Total minimum lease payments         $ 187,562
                                                =========


8.  Retirement Plan
-------------------
The Company sponsors a 401(k) plan for the benefit of all employees who meet requirements for participation, namely one year of service and having obtained the age of 21. The Company provides a contribution equaling 3% of annualized compensation up to the FICA tax earnings limit and 6% of compensation earned in excess of the FICA tax limit up to the ERISA limitation. Retirement plan expense was $55,049 and $59,600 for the years ended December 31, 1996 and 1995, respectively.


9.  Common Stock
----------------
Media Marketplace, Inc. has authorized 1,000 shares of $1 par value common stock. At December 31, 1996 and 1995, there were 68 and 103 shares issued and outstanding, respectively. Media Marketplace Media Division, Inc. has authorized 1,000 shares of $.01 par value common stock. At December 31, 1996 and 1995, there were 200 shares issued and outstanding. During 1996, the Company purchased and retired 35 shares of stock of Media Marketplace, Inc. from a former shareholder for $85,242.


10.  Subsequent Event
---------------------
On December 29, 1997, the shareholders of the Company sold all of the Company's outstanding stock to an unrelated company.

                      MEDIA MARKETPLACE, INC. AND AFFILIATE
                   CONDENSED COMBINED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   (unaudited)



                                                 1997            1996
                                             ------------    ------------

Revenues .................................   $ 22,641,089    $ 25,315,489
                                             ------------    ------------
Operating expenses:
    Direct costs .........................     19,945,290      21,945,238
    Salaries and benefits ................      2,065,100       2,445,704
    Selling, general and administrative ..        670,650         721,695
    Professional fees ....................          8,311          27,502
                                             ------------    ------------
        Total operating costs and expenses     22,689,351      25,140,139
                                             ------------    ------------
        Income (loss) from operations ....        (48,262)        175,350

Other income, net ........................         59,322          35,512
                                             ------------    ------------
        Net income .......................   $     11,060    $    210,862
                                             ============    ============




See Notes to Interim Condensed Combined Financial Statements.

                      MEDIA MARKETPLACE, INC. AND AFFILIATE
                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   (unaudited)



                                                         1997          1996
                                                     -----------    -----------
Cash flows from operating activities:
   Net income .....................................  $    11,060    $   210,862
   Adjustments to net income to net cash
     provided by (used in) operating activities:
       Depreciation ...............................       66,934         70,042
       Bad debt expense ...........................        2,246          5,794

   Changes in assets and liabilities:
       Decrease in accounts receivable ............      337,317      2,057,101
       Increase in other current assets ...........      (20,031)          (553)
       Decrease in trade accounts payable .........     (746,794)    (1,916,425)
       Decrease in accrued expenses ...............      (30,679)      (486,823)
                                                     -----------    -----------
   Net cash used in operating activities ..........     (379,947)       (60,002)
                                                     -----------    -----------
Cash flows from investing activities:
   Purchase of furniture and equipment ............      (41,180)       (49,576)
                                                     -----------    -----------
Cash flows from financing activities:
   Repayment of capital lease obligation ..........       (1,698)        (9,455)
   Repayment of bank loan .........................                    (200,000)
   Proceeds from note payable .....................                     300,000
   Repurchase of stock ............................                     (85,274)
                                                     -----------    -----------
   Net cash (used in) provided by financing
     activities ...................................       (1,698)         5,271
                                                     -----------    -----------
Net decrease in cash and cash equivalents .........     (422,825)      (104,307)
   Cash and cash equivalents at beginning of period    1,126,556        505,435
                                                     -----------    -----------
   Cash and cash equivalents at end of period .....  $   703,731    $   401,128
                                                     ===========    ===========



See Notes to Interim Condensed Combined Financial Statements.

                      MEDIA MARKETPLACE, INC. AND AFFILIATE
            NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                   (unaudited)




1.  GENERAL
-----------
The accompanying interim statements of operations and cash flows include the accounts of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. and were prepared by the Company in accordance with generally accepted accounting principles for interim financial statements. The Company believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements reflect all adjustments that are, in the opinion of management, necessary for the fair presentation of the results for the interim periods presented. All adjustments are of a recurring nature. Revenues and net income for any interim period are not necessarily indicative of the results for a full year. These interim financial statements should be read in conjunction with the financial statements as of December 31, 1996 and for the two years in the period ended December 31, 1996 and notes thereto also included in this Report on Form 8-K/A.


2.  SUBSEQUENT EVENT
--------------------
Effective December 1, 1997, all of the outstanding common stock of the Company was acquired by Marketing Services Group, Inc. Consequently, the Company has changed its fiscal year end from December 31 to June 30 and, as a result of the acquisition, the Company will be taxed as a C corporation.

                         MARKETING SERVICES GROUP, INC.,
                             MEDIA MARKETPLACE, INC.
                   AND MEDIA MARKETPLACE MEDIA DIVISION, INC.


               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (Unaudited)

The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended June 30, 1997 have been prepared based on the audited historical consolidated statement of operations of Marketing Services Group, Inc. ("MSGI") for the fiscal year ended June 30, 1997 and the unaudited historical statements of operations of Media Marketplace, Inc. and Media Marketplace Media Division, Inc. ("MMI") for the last six months of the year ended December 31, 1996 and the six months ended June 30, 1997 and give effect to the acquisition of MMI as if it had occurred as of July 1, 1996. They also include the unaudited historical statement of operations of Metro Services Group, Inc. ("Metro") for the three months ended September 30, 1996. Metro was acquired by the Company effective October 1, 1997. The acquisition of Metro was accounted for using the purchase method of accounting and, accordingly, the operating results of Metro were included in the consolidated results of operations of MSGI from the date of acquisition. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended December 31, 1997 are prepared to reflect the operations of MSGI and MMI as if they had been one entity for the six months then ended. Pro forma adjustments for each such pro forma financial statement are described in the accompanying notes.

The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of the beginning of the periods described above, nor does such information purport to indicate the results of the Company's future operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made.

The unaudited pro forma combined financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of MSGI which have been previously filed with the Commission and the historical financial statements and related notes of MMI included elsewhere in this Current Report on Form 8-K.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
(Unaudited)


                                                   Historical
                                         --------------------------------
                                           Marketing        Media Market-                  Pro Forma
                                           Services         place, Inc and      ------------------------------
                                          Group, Inc.       Media Division      Adjustments         Combined
                                          -----------       --------------      -----------        -----------
Revenues                                  $17,928,389        $17,331,028                           $35,259,417
                                          -----------        -----------                           -----------

Salaries and benefits                       8,656,116          1,061,423       $ (130,350)(A)        9,587,189
Direct costs                                7,461,557         15,304,853                            22,766,410
Selling, general and administrative         2,033,857            792,783                             2,826,640
Depreciation and amortization                 667,017             46,213           87,500 (B)          800,730
                                          -----------        -----------       ----------          -----------
Total operating costs and expenses         18,818,547         17,205,272          (42,850)          35,980,969
                                          -----------        -----------       ----------          -----------

Income (loss) from operations                (890,158)           125,756           42,850             (721,552)

Other income (expense)                       (201,250)            43,382                              (157,868)
                                          -----------        -----------       ----------          -----------

Income (loss) before income taxes          (1,091,408)           169,138           42,850             (879,420)

Income tax (provision) benefit                110,246                             (29,650)(D)           80,596
                                          -----------        -----------       ----------          -----------
Net income (loss)                         $  (981,162)       $   169,138       $   13,200          $  (798,824)
                                          ===========        ===========       ==========          ===========

Net income (loss) attributable to
   common stockholders                    $(4,366,343)                         $2,690,298 (E)      $(1,676,045)
                                          ===========                          ==========          ===========

Net loss per common share -
   basic and diluted                        $  (0.34)                                                $  (0.13)
                                            ========                                                 ========

Weighted average common shares
   outstanding                             12,698,613                             222,222 (F)       12,920,835
                                           ==========                             =======           ==========



See accompanying notes to unaudited pro forma condensed combined statements of operations.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 1997
(Unaudited)


                                                      Historical
                                   -----------------------------------------------
                                     Marketing         Metro        Media Market-                Pro Forma
                                     Services         Services      place, Inc and    -----------------------------
                                    Group, Inc.      Group, Inc.    Media Division    Adjustments        Combined
                                   ------------      ----------     --------------    -----------      ------------
Revenues                           $ 24,144,874      $2,215,956       $32,024,539                      $ 58,385,369
                                   ------------      ----------       -----------                      ------------

Salaries and benefits                14,967,420         526,719         2,861,808     $  (430,800)(A)    17,925,147
Direct costs                          5,587,343       1,256,210        28,025,824                        34,869,377
Selling, general and
  administrative                      3,585,972         285,488         1,055,849                         4,927,309
Compensation expense                  1,650,000                                                           1,650,000
Restructuring costs                     958,376                                                             958,376
Depreciation and amortization           969,594          26,425           105,389         287,500 (B)     1,388,908
                                   ------------      ----------       -----------     -----------      ------------

Total operating costs and
  expenses                           27,718,705       2,094,842        32,048,870        (143,300)       61,719,117
                                   ------------      ----------       -----------     -----------      ------------

Income (loss) from operations        (3,573,831)        121,114           (24,331)        143,300        (3,333,748)

Withdrawn public offering costs      (1,179,571)                                                         (1,179,571)
Other income (expense)                 (514,321)                           78,910         (26,500)(C)      (461,911)
                                   ------------      ----------       -----------     -----------      ------------

Income (loss) before income
  taxes                              (5,267,723)        121,114            54,579         116,800        (4,975,230)

Income tax provision                   (109,373)         (5,280)                          (48,050)(D)      (162,703)
                                   ------------      ----------       -----------     -----------      ------------

Net income (loss)                  $ (5,377,096)     $  115,834       $    54,579     $    68,750      $ (5,137,933)
                                   ============      ==========       ===========     ===========      ============

Net loss attributable to
  common stockholders              $(20,199,038)                                      $(1,049,389)(E)  $(21,248,427)
                                   ============                                       ===========      ============

Basic and diluted loss
  per share                             $ (2.85)                                                            $ (2.74)
                                        =======                                                             =======

Weighted average common
  shares outstanding                  7,089,321                                           675,722 (F)      7,765,043
                                      =========                                           =======         =========




See accompanying notes to unaudited pro forma condensed combined statements of operations.

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

The unaudited Pro Forma Condensed Combined Statements of Operations combine the results of operations of the Company with the results of operations of MMI in a transaction accounted for as a purchase. These statements are based on the individual statements of operations of MSGI and MMI and combine their results of operations for the fiscal year ended June 30, 1997 and the six months ended December 31, 1997 as if the acquisition had occurred as of the beginning of the periods presented. The June 30, 1997 combining statements of operations also include the results of operations of Metro for the three months ended September 30, 1996 as such results were prior to the Company's acquisition of Metro, which was also accounted for as a purchase, and were not included in the Company's results of operations for the fiscal year ended June 30, 1997.

The pro forma adjustments are summarized as follows:

(A) Reflects reductions in MMI officers' salaries to consider post acquisition contractual amounts payable.

(B) Amortization of intangible assets acquired in the MMI acquisition including $6,666,964 of goodwill amortized over forty years and a covenant not to compete valued at $25,000 amortized over three years. The year ended June 30, 1997 also includes $112,500 of amortization of intangibles acquired in the Metro transaction for the three months ended September 30, 1996.

(C) Reflects interest expense on the Metro seller debt for the three months ended September 30, 1996.

(D) Prior to its acquisition by MSGI, MMI had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") and , as a result, MMI's federal and state taxable income or loss and tax credits were passed through to MMI's former shareholders. No pro forma tax provision has been made for federal taxes in the pro forma condensed combined statements of operations due to the availability of MSGI's net operating loss carryforwards. Pro forma state tax expense has been included on pro forma pretax income, adjusted for reductions in officers' salaries, at an effective state tax rate of 9.9%.

(E) Net loss attributable to common stockholders has been adjusted to reflect recurring preferred dividends which are being incurred on MSGI's $15,000,000 financing transaction with General Electric Capital Corporation as described more fully in the Company's Report on Form 10-QSB for the quarterly period ended December 31, 1997. The preferred dividends are included for the periods presented as this transaction was necessary to finance the acquisition of MMI. The preferred dividends are cumulative and accrue at the rate of 6% per annum. Preferred dividends are also being recognized for periodic accretions of a discount to reflect an allocation of $1,362,000 of the proceeds to the estimated value of potentially issuable warrants. A preferred dividend of $3,214,400 to reflect a non-cash beneficial conversion feature in the financing transaction was included in the historical MSGI financial statements for the six months ended December 31, 1997. It has been excluded in the accompanying pro forma condensed combined statements of operations as it is non-recurring.

(F) Weighted average shares have been adjusted in both periods presented to reflect 222,222 shares of MSGI's common stock issued in conjunction with the acquisition of MMI. The statements of operations for the year ended June 30, 1997 have been adjusted for the impact of 1,814,000 common shares of MSGI issued in the Metro acquisition for the quarter ended September 30, 1996.